As filed with the Securities and Exchange Commission on March  20, 2009

Registration No. 333-156880

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STERLING BANCORP

(Exact name of registrant as specified in its charter)

New York	13-2565216
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

650 Fifth Avenue

New York, New York 10019-6108

(212) 757-3300

(Address, including zip code, and telephone number,

including area code, of registrants’ principal executive offices)

John W. Tietjen

Executive Vice President and Chief Financial Officer

Sterling Bancorp

650 Fifth Avenue

New York, New York 10019-6108

(212) 757-3300

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Daniel Dunson, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Titles in Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (1)(4)

Fixed Rate Cumulative Perpetual Preferred Shares, Series A, par value $5.00 per share	42,000		$1,000	(1)	$42,000,000	(1)	$1,650.60

Warrant to Purchase Common Shares, par value $1.00 per share, and underlying Common Shares (2)	516,817	(2)	$12.19	(3)	$6,300,000	(3)	$247.59

Total:					$48,300,000		$1,898.19

(1)

Calculated in accordance with Rule 457(a) and includes such additional number of Fixed Rate Cumulative Perpetual Preferred Shares, Series A, of a currently indeterminable amount, as may from time to time become issuable by reason of share splits, share dividends or similar transactions.

(2)

In addition to the Fixed Rate Cumulative Perpetual Preferred Shares, Series A, there are being registered hereunder (a) a Warrant for the purchase of 516,817 Common Shares with an initial per share exercise price of $12.19, (b) the 516,817 Common Shares issuable upon exercise of such Warrant and (c) such additional number of Common Shares, of a currently indeterminable amount, as may from time to time become issuable by reason of share splits, share dividends and certain antidilution provisions set forth in such Warrant, which Common Shares are registered hereunder pursuant to Rule 416.

(3)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the Warrant of $12.19.

(4)	The registration fee was previously paid with the initial filing of this registration statement on January 22, 2009.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. The securities described in this prospectus cannot be sold until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 20, 2009

PROSPECTUS

STERLING BANCORP

Fixed Rate Cumulative Perpetual Preferred Shares, Series A

Warrant to Purchase 516,817 Common Shares

516,817 Common Shares

This prospectus relates to (1) possible resales from time to time by selling securityholders of some or all of (a) the 42,000 outstanding Fixed Rate Cumulative Perpetual Preferred Shares, Series A, par value $5.00 per share (the “Series A Preferred Shares”), of Sterling Bancorp, (b) a warrant (the “Warrant”) to purchase 516,817 Common Shares, par value $1.00 per share (the “Common Shares”), of Sterling Bancorp, for cash at an initial exercise price of $12.19 per Common Share, and (c) any Common Shares issued upon exercise of the Warrant and (2) any issuance of Common Shares upon exercise of the Warrant if such issuance is not exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act. In this prospectus, we refer to the Series A Preferred Shares, the Warrant and the Common Shares issued upon exercise of the Warrant, collectively, as the Securities. The Series A Preferred Shares and the Warrant were originally issued by us pursuant to the Letter Agreement dated December 23, 2008, and the related Securities Purchase Agreement – Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act.

In this prospectus, we refer to the initial selling securityholder and its successors, including transferees, as the selling securityholders. The selling securityholders may offer the Securities from time to time, directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If the Securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sales of Securities by the selling securityholders.

The Series A Preferred Shares are not listed on any securities exchange or included in any automated quotation system, and, unless requested by the initial selling securityholder, we do not intend to list the Series A Preferred Shares on any exchange.

Our Common Shares are listed on the New York Stock Exchange and trade on the exchange under the symbol “STL.” On March 16, 2009, the last sale price of our Common Shares as reported on the New York Stock Exchange was $8.83 per share.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 4 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any state securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC, the Bank Insurance Fund or any other government agency.

The date of this prospectus is                        , 2009.

TABLE OF CONTENTS

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise stated or the context otherwise requires, all references to “Sterling Bancorp,” “the Company,” “we,” “our,” “us” and similar terms refer to Sterling Bancorp and its consolidated subsidiaries, except that such terms refer to only Sterling Bancorp and not its consolidated subsidiaries in the sections entitled “Description of Series A Preferred Shares,” “Description of Warrant to Purchase Common Shares” and “Description of Common Shares.”

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

ABOUT STERLING BANCORP

Sterling Bancorp is a bank holding company and a financial holding company as defined by the Bank Holding Company Act of 1956, which was organized in 1966. Sterling Bancorp and its subsidiaries derive substantially all of their revenue and income from providing banking and related financial services and products to customers primarily in New York, New Jersey and Connecticut (the “New York metropolitan area”). Sterling Bancorp has operations in the New York metropolitan area and conducts business throughout the United States.

Sterling Bancorp owns, directly or indirectly, all of the outstanding shares of Sterling National Bank (the “bank”), its principal subsidiary, and all of the outstanding common shares of Sterling Banking Corporation and Sterling Bancorp Trust I. Sterling National Mortgage Company, Inc., Sterling Factors Corporation, Sterling Trade Services, Inc., Sterling Resource Funding Corp. and Sterling Real Estate

Holding Company, Inc. are wholly-owned subsidiaries of the bank. Sterling Trade Services, Inc. owns all of the outstanding common shares of Sterling National Asia Limited, Hong Kong.

Our principal executive offices are located at 650 Fifth Avenue, New York, New York 10019-6108, and our telephone number is 212-757-3300.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Any forward-looking statements we may make speak only as of the date on which such statements are made. Our actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements.

Factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inflation, interest rates, market and monetary fluctuations; geopolitical developments including acts of war and terrorism and their impact on economic conditions; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes, particularly declines, in general economic conditions and in the local economies in which the Company operates; the financial condition of the Company’s borrowers; competitive pressures on loan and deposit pricing and demand; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance); changes in accounting principles, policies and guidelines; the risks and uncertainties described in “Risk Factors” below; other risks and uncertainties described from time to time in press releases and other public filings; and the Company’s performance in managing the risks involved in any of the foregoing. The foregoing list of important factors is not exclusive, and we will not update any forward-looking statement, whether written or oral, that may be made from time to time. You should not put undue reliance on any forward-looking statements.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, to the foregoing, we maintain a website at http://www.sterlingbancorp.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our internet website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Current Reports on Form 8-K filed on January 5, 2009, January 28, 2009 (other than information “furnished” and not “filed”) and February 17, 2009;

•

the description of our Common Shares contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

•

any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the securities offered hereby.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

Sterling Bancorp

650 Fifth Avenue

New York, New York 10019-6108

Attn: Investor Relations

(212) 757-3300

ABOUT THIS OFFERING

This prospectus relates to possible resales of our Series A Preferred Shares, a Warrant to purchase 516,817 of our Common Shares and any Common Shares issued from time to time upon exercise of the Warrant. The Series A Preferred Shares and the Warrant were issued on December 23, 2008 to the United States Department of Treasury for an aggregate price of $42 million in a private placement exempt from the registration requirements of the Securities Act of 1933. In connection with the private placement and pursuant to a registration rights agreement, we agreed, subject to certain limitations, to file this registration statement with the SEC within 30 calendar days after the closing of the private placement, and to use our reasonable best efforts to cause this registration statement to become effective as promptly as practicable after filing. This prospectus also relates to any issuance of Common Shares upon exercise of the Warrant if such issuance is not exempt from the registration requirements of the Securities Act of 1933.

DETERMINATION OF OFFERING PRICE

This offering is being made solely to allow the selling securityholders to offer and sell the securities to the public. The selling securityholders may offer for resale some or all of their securities at the time and price that they choose. On any given day, the price per Common Share is likely to be based on the market price for our Common Shares, as quoted on the New York Stock Exchange.

USE OF PROCEEDS

This prospectus relates to the securities that may be offered and sold from time to time by the selling securityholders who will receive all of the proceeds from the sale of the securities. Sterling Bancorp will not receive any of the proceeds from the sales of the securities by the selling securityholders. Most of the costs and expenses incurred in connection with the registration under the Securities Act of the offered securities will be paid by Sterling Bancorp. The selling securityholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling securityholders, and share transfer and other taxes attributable to the sale of the offered securities.

This prospectus also relates to any issuance of Common Shares upon exercise of the Warrant if such issuance is not exempt from the registration requirements of the Securities Act of 1933. If the Warrant is exercised, Sterling Bancorp will receive $12.19 for each Common Share issued upon exercise. If the Warrant were exercised in full, we would receive an aggregate of $6.3 million for the Common Shares issued upon exercise (or $3.15 million if the number of Common Shares subject to the Warrant is reduced as described under “Description of Warrant to Purchase Common Shares – Common Shares Subject to the Warrant.” Since the Warrant is exercisable at any time on or before December 23, 2018, we cannot predict if and when (if ever) the Warrant may be exercised, but we currently expect that any proceeds we may receive upon any such exercise would be used for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred share dividends for the periods shown. For purposes of computing the ratios, earnings represent the sum of income from continuing operations before taxes plus fixed charges and preferred share dividend requirements. Fixed charges represent total interest expense, including and excluding interest on deposits. Preferred share dividend requirements represent the amount of pre-tax income required to pay the dividends on preferred shares. Before we issued the Series A Preferred Shares on December 23, 2008, we had had no preferred shares outstanding since February 2004 and had not paid any dividends on preferred shares since 2003. Therefore, the ratio of earnings to combined fixed charges and preferred share dividends is (i) identical to the ratio of earnings to fixed charges for the periods from 2004 to 2007 set forth below, and (ii) substantially the same as the ratio of earnings to fixed charges for the year ended December 31, 2008.

		Year Ended December 31,
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges and preferred share dividends:
Including interest on deposits	1.72x	1.49x	1.61x	2.32x	2.74x
Excluding interest on deposits	2.85x	3.34x	2.82x	4.82x	5.13x

DESCRIPTION OF SERIES A PREFERRED SHARES

The following is a brief description of the terms of the Series A Preferred Shares that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended, or Certificate of Incorporation, including the related Certificate of Amendment with respect to the Series A Preferred Shares, copies of which have been filed with the SEC and are also available upon request from us.

General

We have the authority to issue up to 644,389 Preferred Shares, par value $5.00 per share. Of such number of Preferred Shares, 42,000 shares have been designated as Series A Preferred Shares, all of which Series A Preferred Shares were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding Series A Preferred Shares are validly issued, fully paid and nonassessable.

Dividends Payable Series A Preferred Shares

Holders of Series A Preferred Shares are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share with respect to each dividend period from December 23, 2008 to, but excluding, November 15, 2013. From and after November 15, 2013, holders of Series A Preferred Shares are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Shares are payable to holders of record of Series A Preferred Shares on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Shares, we are required to provide written notice to the holders of Series A Preferred Shares prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to New York state laws relating to the payment of dividends.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Shares will rank:

•	senior to our Common Shares and all other equity securities designated as ranking junior to the Series A Preferred Shares; and

•

at least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Shares, or parity shares, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of Sterling Bancorp.

          So long as any Series A Preferred Shares remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on Sterling Bancorp’s Common Shares or other junior shares, other than a dividend payable solely in Common Shares. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any of our Common Shares or other junior shares unless we have paid in full all accrued dividends on the Series A Preferred Shares for all prior dividend periods, other than:

•

purchases, redemptions or other acquisitions of our Common Shares or other junior shares in connection with the administration of our employee benefit plans in the ordinary course of business and consistent with past practice, including purchases pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by a broker-dealer subsidiary of Sterling Bancorp solely for the purpose of market-making, stabilization or customer facilitation transactions in junior shares or parity shares in the ordinary course of its business;

•

purchases by a broker-dealer subsidiary of Sterling Bancorp of our capital shares for resale pursuant to an offering by Sterling Bancorp of such shares that is underwritten by such broker-dealer subsidiary;

•	any dividends or distributions of rights or junior shares in connection with any shareholders’ rights plan or any redemption or repurchases of rights pursuant to any shareholders’ rights plan;

•

acquisition by Sterling Bancorp or any of its subsidiaries of record ownership of junior shares or parity shares for the beneficial ownership of any other person who is not Sterling Bancorp or a subsidiary of Sterling Bancorp, including as trustee or custodian; and

•

the exchange or conversion of junior shares for or into other junior shares or of parity shares for or into other parity shares or junior shares but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 23, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Shares.

          Until such time as the initial selling securityholder ceases to own any Series A Preferred Shares, if we repurchase Series A Preferred Shares from a holder who is not the initial selling securityholder, other than permitted repurchases, we must offer to repurchase a ratable portion of the Series A Preferred Shares then held by the initial selling securityholder.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Shares and any other parity shares, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity shares with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series A Preferred Shares), with respect to the Series A Preferred Shares and any other parity shares shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the immediately preceding paragraph, such dividends (payable in cash, securities or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our Common Shares and any other shares ranking junior to the Series A Preferred Shares from time to time out of any funds legally available for such payment, and the Series A Preferred Shares shall not be entitled to participate in any such dividend.

Redemption

The Series A Preferred Shares may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $10,500,000, which equals 25% of the aggregate liquidation amount of the Series A Preferred Shares on the date of issuance. In such a case, we may redeem the Series A Preferred Shares, subject to the approval of Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than Sterling Bancorp or its subsidiaries after December 23, 2008, of perpetual preferred shares, Common Shares or a combination thereof, that in each case qualify as Tier 1 capital of Sterling Bancorp at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board (other than any such sales or issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to November 23, 2008).

After February 15, 2012, the Series A Preferred Shares may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends up to but excluding the date of redemption.

The Series A Preferred Shares will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of Series A Preferred Shares have no right to require the redemption or repurchase of the Series A Preferred Shares.

If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of Series A Preferred Shares in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series A Preferred Shares by first class mail, postage prepaid, addressed to the holders of record of the Series A Preferred Shares to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A Preferred Shares designated for redemption will not affect the validity of the redemption of any other Series A Preferred Shares. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where Series A Preferred Shares are to be redeemed, and the number of Series A Preferred Shares to be redeemed (and, if less than all Series A Preferred Shares held by the applicable holder, the number of shares to be redeemed from the holder).

Series A Preferred Shares that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued preferred shares.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Shares will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Shares will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our Common Shares or any other shares ranking, as to that distribution, junior to the Series A Preferred Shares.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Shares and all holders of any outstanding parity shares, the amounts paid to the holders of Series A Preferred Shares and other parity shares will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per Series A Preferred Share has been paid in full to all holders of Series A Preferred Shares and other parity shares, the holders of our Common Shares or any other shares ranking, as to such distribution, junior to the Series A Preferred Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, lease or exchange (for cash, securities or other property) of all or substantially all of our assets, nor the consolidation or merger by us with or into any other corporation or any other entity or by another corporation or any other entity with or into us, will constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series A Preferred Shares will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Shares have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series A Preferred Shares, together with the holders of any outstanding parity shares with like voting rights, referred to as voting parity shares, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred share directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred share directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred share director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Shares and voting parity shares to vote for preferred share directors, as described above, the preferred share directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of Sterling Bancorp will be reduced by the number of preferred share directors that the holders of Series A Preferred Shares and voting parity shares had been entitled to elect. The holders of a majority of Series A Preferred Shares and voting parity shares, voting as a class, may remove any preferred share director, with or without cause, and the holders of a majority of the Series A Preferred Shares and voting parity shares, voting as a class, may fill any vacancy created by the removal of a preferred share director. If the office of a preferred share director becomes vacant for any other reason, the remaining preferred share director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the Series A Preferred Shares at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of the Certificate of Amendment for the Series A Preferred Shares or our Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series A Preferred Shares with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of Sterling Bancorp;

•

any amendment, alteration or repeal of any provision of the Certificate of Amendment for the Series A Preferred Shares or our Certificate of Incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares; or

•

any consummation of a binding share exchange or reclassification involving the Series A Preferred Shares or of a merger or consolidation of Sterling Bancorp with another entity, unless (i) the Series A Preferred Shares remain outstanding following any such transaction or, if Sterling Bancorp is not the surviving entity, are converted into or exchanged for preference securities of the surviving entity or its ultimate parent, and (ii) such remaining outstanding Series A Preferred Shares or preference securities have rights, preferences, privileges and voting powers, and limitations and restrictions thereof, that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Shares, taken as a whole.

          Holders of Series A Preferred Shares will be entitled to one vote for each such share on any matter on which holders of Series A Preferred Shares are entitled to vote, including any action by written consent.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding Series A Preferred Shares have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Shares to effect the redemption.

DESCRIPTION OF WARRANT TO PURCHASE COMMON SHARES

The following is a brief description of the terms of the Warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Common Shares Subject to the Warrant

The Warrant is initially exercisable for 516,817 of our Common Shares. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $42,000,000, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Shares, the number of Common Shares underlying the Warrant then held by the selling securityholders will be reduced by 50%. The number of shares subject to the Warrant are subject to the further adjustments described below under the heading “Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the Warrant is $12.19 per Common Share for which the Warrant may be exercised. The Warrant may be exercised at any time on or before December 23, 2018 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the Common Shares for which the Warrant is being exercised. The exercise price may be paid either by the withholding by Sterling Bancorp of such number of Common Shares issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our Common Shares on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to the further adjustments described below under the heading “Adjustments to the Warrant.”

Upon exercise of the Warrant, certificates for the Common Shares issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our Common Shares on the last trading day preceding the date of exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of our Common Shares for which the Warrant may be exercised. We have listed the Common Shares issuable upon exercise of the Warrant with the New York Stock Exchange.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our Common Shares, including any voting rights, until (and then only to the extent) the Warrant has been exercised.

Transferability

The initial selling securityholder may not transfer a portion of the Warrant with respect to more than 50% of Common Shares until the earlier of the date on which Sterling Bancorp has received aggregate gross proceeds from a qualified equity offering of at least $42,000,000 and December 31, 2009. The Warrant, and all rights under the Warrant, are otherwise transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our Common Shares, subdivide, combine or reclassify outstanding Common Shares.

Anti-dilution Adjustment. Until the earlier of December 23, 2011 and the date on which the initial selling securityholder no longer holds the Warrant or any portion of the Warrant (and other than in certain permitted transactions described below), if we issue any Common Shares (or securities convertible or exercisable into Common Shares) without consideration or for less than 90% of the market price of the Common Shares on the last trading day prior to the date of the agreement on pricing such shares, then the number of Common Shares into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors; and

•

in connection with public or broadly marketed offerings and sales of Common Shares or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act of 1933, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions.

          Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of Common Shares, both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving Sterling Bancorp and requiring shareholder approval, the warrantholder’s right to receive our Common Shares upon exercise of the Warrant shall be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the Common Shares for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON SHARES

The following is a description of our Common Shares and certain provisions of our Certificate of Incorporation and Bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC and are also available upon request from us.

General

Under our Certificate of Incorporation, as amended, we have authority to issue up to 50,000,000 Common Shares, par value $1.00 per share. As of March 6, 2009, 18,106,491 of our Common Shares were issued and outstanding.

Our Common Shares are listed on the New York Stock Exchange. Outstanding Common Shares are validly issued, fully paid and non-assessable.

Voting Rights

Holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of Common Shares do not have cumulative voting rights.

Dividend Rights

Holders of our Common Shares are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends. Holders of Series A Preferred Shares have (and other series of preferred shares may in the future have) a priority over holders of Common Shares with respect to dividends.

Until the earlier of December 23, 2011 and the date on which the initial selling securityholder no longer holds any Series A Preferred Shares, we may not declare or pay any dividend or make any distribution on the Common Shares, other than regular quarterly cash dividends of not more than $0.19 per share, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction; dividends payable solely in Common Shares; and dividends or distributions of rights or junior shares in connection with a shareholders’ rights plan.

Liquidation and Dissolution

In the event of the liquidation, dissolution and winding up of the Company, the holders of our Common Shares are entitled to receive ratably all of the assets of the Company available for distribution after satisfaction of all liabilities of the Company, subject to the rights of the holders of any of the Company’s preferred shares that may be issued from time to time.

Other Rights

Holders of our Common Shares have no preferential or preemptive rights with respect to any securities of Sterling Bancorp and there are no conversion rights or redemption or sinking fund provisions applicable to our Common Shares.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our Common Shares. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our Common Shares under the Change in Bank Control Act. Any holder of 25% or more of our Common Shares, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Certain provisions included in our Certificate of Incorporation, our Bylaws, as well as certain provisions of the New York Business Corporation Law and federal law, may discourage, delay or prevent potential acquisitions of control of us, particularly when attempted in a transaction that is not negotiated directly with, and approved by, our board of directors, despite possible benefits to our shareholders. These provisions are more fully set forth in the documents and reports filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.

Transfer Agent

The transfer agent and registrar for our Common Shares is BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, New Jersey 07310-1900.

SELLING SECURITYHOLDERS

On December 23, 2008, we issued the securities covered by this prospectus to the United States Department of Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act of 1933. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	42,000 Series A Preferred Shares, representing beneficial ownership of 100% of the Series A Preferred Shares outstanding on the date of this prospectus;

•	a Warrant to purchase 516,817 of our Common Shares; and

•	516,817 Common Shares issuable upon exercise of the Warrant, which shares, if issued, would represent approximately 2.9% of our outstanding Common Shares on a pro forma basis as of December 31, 2008.

          For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•

on any national securities exchange or quotation service on which the Series A Preferred Shares or the Common Shares may be listed or quoted at the time of sale, including, as of the date of this prospectus, the New York Stock Exchange in the case of the Common Shares;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Shares issuable upon exercise of the Warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the Common Shares issuable upon exercise of the Warrant and deliver Common Shares to close out short positions, or loan or pledge the Series A Preferred Shares or the Common Shares issuable upon exercise of the Warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933 in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act of 1933 and Rule 10b-5 under the Securities Exchange Act of 1934.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act of 1933.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the Series A Preferred Shares on any securities exchange or for inclusion of the Series A Preferred Shares in any automated quotation system unless requested by the initial selling securityholder. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Shares.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act of 1933. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

This prospectus may also be used in connection with any issuance of Common Shares upon exercise of the Warrant if such issuance is not exempt from the registration requirements of the Securities Act of 1933.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon for us by Dale C. Fredston, Esq., our Corporate Secretary.

EXPERTS

The consolidated financial statements of Sterling Bancorp and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the aforementioned consolidated financial statements refers to the adoption, in 2006, of SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

STERLING BANCORP

Fixed Rate Cumulative Perpetual Preferred Shares, Series A

Warrant to Purchase 516,817 Common Shares

516,817 Common Shares

PROSPECTUS

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the registration of the securities offered hereby. Sterling Bancorp will bear all of these expenses, including those of the selling securityholders (other than any underwriting discounts or commissions or any agent commissions). All amounts are estimated except for the SEC registration fee:

Item	Amount

SEC registration fee	$1,898
Legal fees and expenses	60,000
Accounting fees and expenses	15,000
Printing expenses	2,000
Miscellaneous fees and expenses	6,102

Total Expenses	$85,000

Item 15. Indemnification of Directors and Officers.

Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the defense of a civil or criminal proceeding to which he or she has been made, or threatened to be made, a party by reason of the fact that he or she was a director or officer of that corporation. In some circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose that director or officer reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the New York Business Corporation Law (the “NYBCL”).

We have adopted provisions in our Bylaws which provide that we will indemnify any person who is made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including any action by or in our right to procure a judgment in our favor or an action by of or in the right of any other corporation of any type or kind, domestic or foreign, including, but not limited to, any of our subsidiaries, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any of our directors or officers served in any capacity at our request, by reason of the fact that he, his testator or intestate, was our director or officer, or served that other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines (including any excise tax deemed a fine pursuant to Section 722 of the NYBCL or any successor provision), amounts paid in settlement (but only if that settlement was made with our prior written consent or if that consent was unreasonably refused or withheld for an unreasonably long period after written request thereof) and reasonable expenses, including attorneys’ fees incurred as a result of that pending or threatened action or proceeding (including any appeal therein).

Our Bylaws further state that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Any director or officer of any of our subsidiaries shall be presumed to serve at our request.

Our Bylaws further state that these rights to indemnification and advancement of expenses are supplementary to and not in derogation of the rights that the indemnified person may have under Sections 722, 723 and 724 of the NYBCL or any successor provisions or other applicable law.

We have customary Director’s and Officer’s liability insurance, as permitted by Section 726 of NYBCL.

Item 16. List of Exhibits.

Exhibit Number		Description

3.1	a

Restated Certificate of Incorporation of Sterling Bancorp (filed as Exhibit 3(i) to Sterling Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference).

3.1	b

Certificate of Amendment of the Certificate of Incorporation of Sterling Bancorp (filed as Exhibit 3(ii) to Sterling Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference).

3.2		Bylaws of Sterling Bancorp (filed as Exhibit 3(ii)(A) to Sterling Bancorp’s Current Report on Form 8-K dated November 15, 2007 and filed on November 19, 2007 and incorporated herein by reference).

4.1

Warrant to Purchase Common Shares, dated December 23, 2008 (filed as Exhibit 3.2 to the Current Report on Form 8-K dated December 23, 2008 and filed on December 30, 2008 and incorporated herein by reference)

5.1		Opinion of Dale C. Fredston, Esq. as to the legality of the securities registered hereby (previously filed).

10.1

Letter Agreement, dated December 23, 2008, between Sterling Bancorp and the United States Department of the Treasury, and the Securities Purchase Agreement – Standard Terms attached thereto (filed as Exhibit 10.1 to Sterling Bancorp’s Current Report on Form 8-K dated December 23, 2008 and filed on December 30, 2008 and incorporated herein by reference).

12.1		Computation of ratios of earnings to fixed charges and preferred share dividends (filed herewith).

23.1		Consent of KPMG LLP (filed herewith).

23.2		Consent of Dale C. Fredston, Esq. (included as part of Exhibit 5.1).

24.1		Power of attorney for directors and officers of Sterling Bancorp (previously filed).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Sterling Bancorp’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sterling Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement No. 333-156880 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 19th day of March 2009.

STERLING BANCORP

By:	/s/ Louis J. Cappelli

Name:	Louis J. Cappelli
Title:	Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 333-156880 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Chairman of the Board,
/s/ Louis J. Cappelli	Chief Executive Officer and	March 19, 2009
Director
Louis J. Cappelli	(Principal Executive Officer)

Executive Vice President and
/s/ John W. Tietjen	Chief Financial Officer	March 19, 2009
(Principal Financial and
John W. Tietjen	Accounting Officer)

/s/ Robert Abrams*	Director	March 19, 2009

Robert Abrams

/s/ Joseph M. Adamko*	Director	March 19, 2009

Joseph M. Adamko

/s/ Fernando Ferrer*	Director	March 19, 2009

Fernando Ferrer

/s/ Allan F. Hershfield*	Director	March 19, 2009

Allan F. Hershfield

/s/ Henry J. Humphreys*	Director	March 19, 2009

Henry J. Humphreys

/s/ Robert W. Lazar*	Director	March 19, 2009

Robert W. Lazar

/s/ John C. Millman*	Director	March 19, 2009

John C. Millman

/s/ Eugene T. Rossides*	Director	March 19, 2009

Eugene T. Rossides

*By: /s/ John W. Tietjen

John W. Tietjen

Attorney-in-fact

March 19, 2008

EXHIBIT INDEX

Exhibit Number		Description

3.1	a

Restated Certificate of Incorporation of Sterling Bancorp (filed as Exhibit 3(i) to Sterling Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference).

3.1	b

Certificate of Amendment of the Certificate of Incorporation of Sterling Bancorp (filed as Exhibit 3(ii) to Sterling Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference).

3.2		Bylaws of Sterling Bancorp (filed as Exhibit 3(ii)(A) to Sterling Bancorp’s Current Report on Form 8-K dated November 15, 2007 and filed on November 19, 2007 and incorporated herein by reference).

4.1

Warrant to Purchase Common Shares, dated December 23, 2008 (filed as Exhibit 3.2 to the Current Report on Form 8-K dated December 23, 2008 and filed on December 30, 2008 and incorporated herein by reference).

5.1		Opinion of Dale C. Fredston, Esq. as to the legality of the securities registered hereby (previously filed).

10.1

Letter Agreement, dated December 23, 2008, between Sterling Bancorp and the United States Department of the Treasury, and the Securities Purchase Agreement – Standard Terms attached thereto (filed as Exhibit 10.1 to Sterling Bancorp’s Current Report on Form 8-K dated December 23, 2008 and filed on December 30, 2008 and incorporated herein by reference).

12.1		Computation of ratios of earnings to fixed charges and preferred share dividends. (filed herewith)

23.1		Consent of KPMG LLP. (filed herewith)

23.2		Consent of Dale C. Fredston, Esq. (included as part of Exhibit 5.1).

24.1		Power of attorney for directors and officers of Sterling Bancorp (previously filed).